Exhibit 10.2

AMENDMENT NO. 2
TO
CHANGE IN CONTROL SEVERANCE AGREEMENT
This AMENDMENT NO. 2 TO CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Amendment”) is entered into as of August 6, 2015, by and between Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company,” which term shall include any successor by merger, consolidation, sale of substantially all of the Company’s assets or otherwise), and Joseph W. Turgeon (“Employee”). All capitalized terms that have not been defined herein shall have the meanings ascribed to such terms in the Change in Control Severance Agreement dated March 28, 2014, as amended February 18, 2015 (the “Agreement”), by and between the Company and Employee.
RECITALS
WHEREAS, the Company and Employee previously entered into the Agreement, which provides for the payment of certain benefits in connection with Employee’s termination of employment with the Company in certain circumstances following a Change in Control; and
WHEREAS, the Company and Employee desire to amend the Agreement regarding such payments as provided herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:
1.The following definition is added to Section 1 of the Agreement:
“Accrued Bonus” shall mean any earned and accrued but unpaid bonus with respect to a fiscal year prior to the year of termination.
2.Section 3(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
(a)    BENEFITS UPON TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If the Employee’s employment by the Company is terminated (x) by the Company other than for Cause (and other than due to death or physical or mental incapacity), or (y) by the Employee for Good Reason, in each case, within twelve (12) months following the occurrence of a Change in Control, the Company shall pay or provide the Employee with the following benefits, subject to the Employee’s continued compliance with the obligations in Sections 4, 5 and 6 hereof.
(i)    The Accrued Benefits.
(ii)    The Accrued Bonus (to the extent not covered in (i) above).
(iii)    An amount equal to the Employee’s monthly Base Salary rate (but not as an employee), paid monthly for a period of twenty-four (24) months following such termination;
(iv)    An amount equal to one hundred twenty percent (120%) of the Employee’s annual Base Salary, payable in a lump sum within sixty (60) days after Employee’s date of termination; and
(v)    The impact of the Employee’s termination of employment under this Section 3(a) with respect to any outstanding long-term incentive program awards shall be governed by all of the terms and conditions of such program and the applicable award documentation thereunder.
3.Section 15(b)(iv) is hereby added to the Agreement as follows.
(iv)    To the extent that the payment of any amount constitutes “nonqualified deferred compensation” for purposes of Code Section 409A, any such payment scheduled to occur during the first sixty (60) days following such termination shall not be paid until the sixtieth (60th) day following such termination and shall include payment of any amount that was otherwise scheduled to be paid prior thereto.
4.Except as expressly amended herein, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect and all references therein to such Agreement shall henceforth refer to the Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Agreement.

5.This Amendment may be executed in counterparts, each of which shall be deemed to be an original but together which will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year set forth above.

"COMPANY"
SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Kurt A. Gustafson
Name:	Kurt A. Gustafson
Title:	Executive Vice President and Chief Financial Officer

"EMPLOYEE"

By:	/s/ Joseph W. Turgeon
Name:	Joseph W. Turgeon
Title:	President and Chief Operating Officer